Exhibit 10.5

AMENDMENT NO. 3 TO CONSULTING AGREEMENT

This Amendment No. 3 to Consulting Agreement (this “Amendment”) is made effective as of April 26, 2006 (the “Effective Date”), by and between Newmont Capital Limited (“Newmont”) and Seymour Schulich (“Contractor”).

Recitals

A. Newmont and Contractor have entered into that certain Consulting Agreement having an effective date of April 1, 2002 (the “Agreement”).

B. Newmont and Contractor desire to amend certain terms and conditions contained in the Agreement.

Agreement

The Agreement is amended as follows:

Recital A is deleted in its entirety and replaced with the following:

A. Contractor currently serves on the Board of Directors of Newmont, in the position as Chairman of the Board (“Chairman”). In consideration of such service, Newmont will pay Contractor US$75,000 per year, paid quarterly, for each year that he serves as Chairman.

This Amendment is executed as of this 31st day of October, 2005, intended to be effective as of the Effective Date.

NEWMONT CAPITAL LIMITED

By:
Name:	Sharon Dowdall	Seymour Schulich
Title:	Vice President and Secretary